Exhibit 12a

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES
(Dollars in Thousands)



                                                                              Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1995       1994       1993       1992       1991       1990
                                          ------------------   ----------------------------------------------------
EARNINGS AVAILABLE FOR FIXED CHARGES
  Pre-tax income:
    Net income per statement of income              $131,461   $120,059   $138,327   $135,720   $132,777   $132,343
    Federal income taxes                              85,395     80,259     83,970     72,449     56,180     64,094
    Federal income taxes charged to
      other income - net                                 189      1,556       (382)    (2,106)    (2,267)        12
    Undistributed (earnings) or losses
      of less-than-fifty-percent-owned
       entities                                           --         --         --       (567)       (16)      (114)
                                                     -------    ---------------------------------------------------
      Total                                         $217,045   $201,874   $221,915   $205,496   $186,674   $196,335

  Fixed charges:
    Interest on long-term debt                      $ 83,445   $ 84,144   $ 86,030   $ 89,509   $ 84,791   $ 81,766
    Other interest                                     9,834      6,249      3,542     10,477      6,384      8,368
    Portion of rentals representative
      of the interest factor                           4,126      4,218      3,937      4,474      4,463      4,388
                                                     -------    ---------------------------------------------------
      Total                                         $ 97,405   $ 94,611   $ 93,509   $104,460   $ 95,638   $ 94,522

  Earnings available for
    fixed charges                                   $314,450   $296,485   $315,424   $309,956   $282,312   $290,857
                                                     =======    ===================================================
RATIO OF EARNINGS TO FIXED CHARGES                     3.23x      3.13x      3.37x      2.97x      2.95x      3.08x

Exhibit 12b
Page 1

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)

                                                                              Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1995       1994       1993       1992       1991       1990
                                          ------------------   ----------------------------------------------------
EARNINGS AVAILABLE FOR COMBINED FIXED
CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

  Pretax Income:
    Net Income per statement
      of income                                     $131,461   $120,059   $138,327   $135,720   $132,777   $132,343
    Federal income taxes                              85,395     80,259     83,970     72,449     56,180     64,094
    Federal income taxes charged to
      other income - net                                 189      1,556       (382)    (2,106)    (2,267)        12
                                                     -------    ---------------------------------------------------
      Subtotal                                      $217,045    201,874    221,915    206,063    186,690    196,449
  Undistributed (earnings) or losses
  of less-than-fifty-percent-owned
  entities                                                --         --         --       (567)       (16)      (114)
                                                     -------    ---------------------------------------------------
      Total                                         $217,045   $201,874   $221,915   $205,496   $186,674   $196,335

  Fixed charges:
    Interest on long-term debt                      $ 83,445   $ 84,144   $ 86,030   $ 89,509   $ 84,791   $ 81,766
    Other interest                                     9,834      6,249      3,542     10,477      6,384      8,368
    Portion of rentals representative
      of the interest factor                           4,126      4,218      3,937      4,474      4,463      4,388
                                                     -------    ---------------------------------------------------
      Total                                         $ 97,405   $ 94,611   $ 93,509   $104,460   $ 95,638   $ 94,522

Earnings available for combined
fixed charges and preferred
dividend requirements                               $314,450   $296,485   $315,424   $309,956   $282,312   $290,857
                                                     =======    ===================================================

Exhibit 12b
Page 2

PUGET SOUND POWER & LIGHT COMPANY
STATEMENT SETTING FORTH COMPUTATIONS OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
(Dollars in Thousands)



                                                                             Year Ended December 31
                                            12 Months Ending   ----------------------------------------------------
                                          September 30, 1995       1994       1993       1992       1991       1990
                                          ------------------   ----------------------------------------------------

DIVIDEND REQUIREMENT:
  Fixed charges above                               $ 97,405   $ 94,611   $ 93,509   $104,460   $ 95,638   $ 94,522
  Preferred dividend requirements                     25,928     26,451     26,377     21,080     14,115     18,399
                                                     -------    ---------------------------------------------------
      Total                                         $123,333   $121,062   $119,886   $125,540   $109,753   $112,921
                                                     =======    ===================================================
RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS                  2.55x      2.45x      2.63x      2.47x      2.57x      2.58x

COMPUTATION OF PREFERRED DIVIDEND
REQUIREMENTS:
  (a) Pre-tax income                                $217,045   $201,874   $221,915   $206,063   $186,690   $196,449
  (b) Net income                                    $131,461   $120,059   $138,327   $135,720   $132,777   $132,343
  (c) Ratio of (a) to (b)                             1.6510     1.6815     1.6043     1.5183     1.4060     1.4844
  (d) Preferred dividends                           $ 15,704   $ 15,731   $ 16,442   $ 13,884   $ 10,039   $ 12,395
  Preferred dividend requirements
    [(d) multiplied by (c)]                         $ 25,928   $ 26,451   $ 26,377   $ 21,080   $ 14,115   $ 18,399
                                                     =======    ===================================================